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                           EXODUS COMMUNICATIONS, INC.

                     INTERNET DATA CENTER SERVICES AGREEMENT

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                                                                       2.4 Taxes. All payments required by this Agreement are
THIS INTERNET DATA CENTER SERVICES AGREEMENT (this "Agreement")    exclusive of all national, state, municipal or other
is made effective as of the Submission Date April 21, 1999         governmental excise, sales, value-added, use, personal property, indicated in the initial internet Data Center Services Order Form  and occupational taxes, excise, withholding taxes and
accepted by Exodus, by and between Exodus Communications, Inc.     obligations andother levies now in force or enacted in the
("Exodus") and the customers identified below ("Customer").        future, all of which Customer will be responsible for and will pay in full, except for taxes based on Exodus' net income.
PARTIES:
                                                                   3.  CUSTOMER'S OBLIGATIONS.

                                                                       3.1 Compliance with Law and Rules and Regulations. Customer
CUSTOMER NAME: NETWORD, INC.                                       agrees that Customer will comply at all times with all applicable laws and regulations and Exodus' general rules and regulations
ADDRESS:      702 RUSSELL AVENUE, 3RD FLOOR                        relating to its provision of Internet Data Center Services, as updated by Exodus from time to time ("Rules and Regulations").
              GAITHERSBURG, MARYLAND 20877-2606                    Customer acknowledges that Exodus exercises no control whatsoever over the content of the information passing through its sites
PHONE:        240-633-2100                                         containing the Customer Area and equipment and facilities used by
                                                                   Exodus to provide Internet Data Center Services ("Internet Data
FAX:          240-631-9583                                         Centers"), and that it is the sole responsibility of Customer to ensure that the information it transmits and receives complies
EXODUS COMMUNICATIONS, INC.                                        with all applicable law and regulations.
2650 San Tomas Expressway
Santa Clara, CA 95051                                                  3.2 Customer's Costs. Customer agrees that it will be solely
Phone: (408) 346-2200                                              responsible, and at Exodus' s request will reimburse Exodus, for
Fax:   (408) 346-2420                                              all costs and expenses (other than those included as part of the
                                                                   Internet Data Services and except as otherwise expressly provided
1.  INTERNET DATA CENTER SERVICES.                                 herein) it incurs in connection with this Agreement.

Subject to the terms and conditions of this Agreement, during          3.3 Access and Security. Customer will be fully responsible
the term of this Agreement, Exodus will provide to Customer the    for any charges, costs, expenses (other than those included in
services described in the Internet Data Center Services Order      the Internet Data Center Services), and third party claims that
Form(s) ("IDC Services Order Form(s)") accepted by Exodus, or      may result from its use of, or access to, the Internet Data
substantially similar services if such substantially similar       Centers and/or the Customer Area including but not limited to any
services would provide Customer with substantially similar         unauthorized use of any access devices provided by Exodus
benefits ("Internet Data Center Services"). All IDC Services       hereunder. Except with the advance written consent of Exodus,
Order Forms, accepted by Exodus are incorporated herein by this    Customer's access to the Internet Data Centers will be limited
reference, each as of the Submission Date indicated in such        solely to the individuals identified and authorized by Customer
forms.                                                             to have access to the Internet Data Centers and the Customer Area in accordance with this Agreement, as identified in the Customer
2.  FEES AND BILLING.                                              Registration Form, as amended from time to time, which is hereby incorporated by this reference ("Representatives").
    2.1 Fees. Customer will pay all fees due according to the
IDC Services Order Form(s).                                           3.4 No Competitive Services. Customer may not at any time
                                                                   permit any Internet Data Center Services to be utilized for the
    2.2 Billing Commencement. Billing for Internet Data Center     provision for any services that compte with any Exodus services,
Services, other than Stamp Fees, indicated in the initial IDC      without Exodus' prior written consent.
Services Order Form shall commence on the earlier to occur of (i)
the "Installation Date" indicated in the initial IDC Services          3.5  Insurance.
Order Form, regardless of whether Customer has commenced use of
the Internet Data Center Services. Unless Customer is unable to        (a) Minimum Levels. Customer will keep in full force and
install the Customer Equipment and/or use the Internet Data        effect during the terms of this Agreement (i) correspondence
Center Services by the Installation Date due to the fault of       general liability insurance in an amount not less than $5 million
Exodus, then billing will not begin until the date Exodus has      per occurrence for bodily injury and property damage; (ii)
remedied such fault and (ii) the date the "Customer Equipment"     employer's liability insurance in an amount not less than $1
(Customer's computer hardware and other tangible equipment, as     million per occurrence; and (iii) workers' compensation insurance
identified in the Customer Equipment List, which is incorporated   in an amount not less than that required by applicable law.
herein by this reference) is placed by Customer in the "Customer   Customer also agrees that it will, and will be solely responsible
Area" (the portion(s) of the Internet Data Centers, as defined in  for ensuring that its agents (including contractors and
Section 3.1 below, made available to Customer hereunder for the    subcontractors) maintain, other insurance at levels no less than
placement of Customer Equipment) and is operational. All Setup     those required by applicable law and customary in Customer's and
Fees will be billed upon receipt of a Customer signed IDC          its agents' industries.
Services Order Form. In the event that Customer orders additional
Internet Data Center Services, billing for such services shall         (b) Certificate of Insurance. Prior to installation of any
commence on due date Exodus first provides such additional         Customer Equipment in the Customer Area, Customer will furnish
Internet Data Center Services to Customer or as otherwise agreed   Exodus with certificates of insurance which evidence the minimum
to by Customer and Exodus.                                         levels of insurance set forth above.

    2.3 Billing and Payment Terms. Customer will be billed             (c) Naming Exodus as an Additional Insured. Customer agrees
monthly in advance of the provision of Internet Data Center        that prior to the installation of any Customer Equipment,
Services, and payment of such fees will be due within thirty (30)  Customer will cause its insurance provider(s) to name Exodus as
days of the data of each Exodus invoice. All payments will be      an additional insured and notify Exodus in writing of the
made in U.S. dollars. Late payments hereunder will accrue          effective date thereof.
interest at a rate of one and one-half percent (1 1/2%) per
month, or the highest rate allowed by applicable law, whichever    4.  CONFIDENTIAL INFORMATION.
is lower. If in its judgment Exodus determines that Customer is
not creditworthy or is otherwise not financially secure, Exodus        4.1 Confidential Information. Each party acknowledges that it may, upon written notice to Customer, modify the payment terms to  will have access to certain confidential information of the other require full payment before the provision of Internet Data Center  party concerning the other party's business, plans, customers,
Services or other assurance to accrue Customer's payment           technology, and products, including the terms and conditions of
obligations hereunder.                                             this Agreement ("Confidential Information"). Confidential

EXODUS COMMUNICATIONS, INC., CONFIDENTIAL AND PROPRIETARY (rev 6/98)                                                        Page 1
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Information will include, but not be limited to, each party's      customers. Exodus does, however, proactively monitor the
proprietary software and customer information. Each party agrees   aggregate packet loss and transmission latency within its LAN and
that it will not use in any way, for its own account or the        WAN. In the event that Exodus discovers (either from its own account of any third party, except as expressly permitted by this  efforts or after being notified by Customer) that Customer is
Agreement, nor disclose to any third party (except as required by  experiencing packet loss in excess of one percent (1%) ("Excess
law or to that party's attorneys, accountants and other advisors   Packet Loss") or transmission latency in excess of 120
as reasonably necessary), any of the other party's Confidential    milliseconds round trip time (based on Exodus' measurements)
Information and will take reasonable precautions to protect the    between any two Internet Data Centers within Exodus' U.S. network
confidentiality of such information.                               (collectively, "Excess Latency", and with Express Packet Loss
                                                                   "Excess Packet Loss/Latency"), and Customer notifies Exodus (or
    4.2 Exceptions. Information will not be deemed Confidential    confirms that Exodus has notified Customer), Exodus will take all
Information hereunder if such information: (i) is known to the     actions necessary to determine the source of the Excess Packet
receiving party prior to receipt from the disclosing party         Loss/Latency.
directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (ii)
becomes known (independently of disclosure by the disclosing                  (A) Time to Discover Source of Excess Packet
party) to the receiving party directly or indirectly from a        Loss/Latency: Notification of Customer. Within two (2) hours of
source other than one having an obligation of confidentiality to   discovering the existence of Excess Packet Loss/Latency, Exodus
the disclosing party; (iii) becomes publicly known or otherwise    will determine whether the source of the Excess Packet
ceases to be secret or confidential, except through a breach of    Loss/Latency is limited to the Customer Equipment and the Exodus
this Agreement by the receiving party: or (iv) is independently    equipment concerning the Customer Equipment to Exodus' LAN
developed by the receiving party.                                  ("Customer Specific Packet Loss/Latency"). If the Excess Packet
                                                                   Loss/Latency is not a Customer Specific Packet Loss/Latency,
5.  REPRESENTATIONS AND WARRANTIES.                                Exodus will determine the source of the Excess Packet
                                                                   Loss/Latency within (2) hours after determining that it is not a
    5.1 Warranties by Customer.                                    Customer Specific Packet Loss/Latency. In any event, Exodus will notify Customer of the source of the Excess Packet Loss/Latency
    (a) Customer Equipment. Customer represents and warrants that  within sixty (60) minutes after identifying the source.
it owns or has the legal right and authority and will continue to own or maintain the legal right and authority during the term of
this Agreement, to place and use the Customer Equipment as                    (B) Remedy of Excess Packet Loss/Latency. If the
contemplated by this Agreement. Customer further represents and    Excess Packet Loss/Latency remedy is within the sole control of
warrants that its placement, arrangements, and use of the          Exodus, Exodus will remedy the Excess Packet Loss/Latency within
Customer Equipment in the Internet Data Centers complies with the  two (2) hours of determining the source of the Excess Packet
Customer Equipment Manufacturer's environmental and other          Loss/Latency. If the Excess Packet Loss/Latency is caused from
specifications.                                                    outside of the Exodus LAN or WAN, Exodus will notify Customer and will use commercially reasonable efforts to notify the party(ies)
    (b) Customer's Business. Customer represents and warrants      responsible for the source and cooperate with it (them) to
that Customer's services, products materials, data information     resolve the problem as soon as possible.
and Customer Equipment used by Customer in connection with this
Agreement as well as Customer's and its permitted customers' and
users' use of the Internet Data Center Services (collectively                 (C) Failure to Determine Source and/or Resolve
"Customer's Business") does not as of the Installation Date, and   Problems. In the event that Exodus is unable to determine the
will not during the term of this Agreement operate in any manner   source of and remedy the Excess Packet Loss/Latency within the
that would violate any applicable law or regulation.               time periods described above (where Exodus was solely in control of the source), Exodus will credit Customer's account the
    (c) Rules and Regulations. Customer has read the Rules and     pro-rata connectively charges for one (1) day of service for
Registrations and represents and warrants that Customer's          every two (2) hours after the time periods described above that
Business are currently in full compliance with the Rules and       it takes Exodus to resolve the problem, up to an aggregate
Regulations, and will remain so at all times during the term of    maximum credit of connectivity charges for seven (7) days of
this Agreement.                                                    service in any one (1) month.

    (d) Breach of Warranties. In the event of any breach, or              (iii) Customer Must Request Credit: To receive any of the
reasonably anticipated breach, of any of the foregoing             credits described in this section 5.2(a), Customer must notify warranties, in addition to any other remedies available at law or  Exodus within three (3) business days from the time Customer
in equity, Exodus will have the right immediately, in Exodus'      becomes eligible to receive a credit. Failure to comply with this
sole discretion, to suspend any related Interest Data Center       requirement will forfeit Customer's right to receive credit.
Services if deemed reasonably necessary by Exodus to prevent any
harm to Exodus and its business.                                          (iv) Remedies Shall Not be Cumulative; Maximum Credit: In
                                                                   the event that Customer is entitled to multiple credits hereunder
    5.2  Warranties and Disclaimers by Exodus.                     arising from the same event, such credits shall not be cumulative and Customer shall be entitled only the maximum single credit
       5.2 (a) Service Level Warranty. In the event Customer       available for such event. In no event will Exodus be required to
experiences any of the following and Exodus determines in its      credit Customer in any one (1) calendar month connectivity
reasonable judgment that such inability was caused by Exodus'      charges in excess of seven (7) days of service. A credit shall be
failure to provide Internet Data Center Services for reasons       applied only to the month in which there was the incident that
within Exodus' reasonable control and not as a result of any       resulted in the credit. Customer shall not be eligible to receive
actions or inactions of Customer or any third parties (including   any credits for periods in which Customer received any Internet
Customer Equipment and third party equipment), Exodus will, upon   Data Center Services free of charges.
Customer's request in accordance with paragraph (iii) below,
credit Customer's account as described below:                             (v) Termination Option for Chronic Problems: If, in any
                                                                   single calendar month, Customer would be able to receive credits
       (i) Inability to Access the Internet (Downtime). If         totaling fifteen (15) or more days (but for the limitation in
Customer is unable to transmit and receive information from        paragraph (iv) above) resulting from three (3) or more events
Exodus' Internet Data Centers (i.e., Exodus' LAN and WAN) to       during such calendar month or, if any single event entitling
other portions of the Internet because Exodus failed to provide    customer to credits under paragraph 5.2(a)(i) exists for a period
the Internet Data Center Services for more than fifteen (15)       of eight (8) consecutive hours, then, Customer may terminate this consecutive minutes, Exodus will credit Customer's accountant the  Agreement for cause and without penalty by notifying Exodus
pro-rata connectivity charges (i.e., all bandwidth related         within five (5) days following the end of such calendar month.
changes) for one (1) day of service, up to an aggregate maximum    Such termination will be effective thirty (30) days after receipt
credit of connectivity charges for seven (7) days of service in    of such notice by Exodus.
any one calendar (1) month. Exodus' scheduled maintenance of the
Internet Data Centers and Internet Data Services, as described in  THIS WARRANTY DOES NOT APPLY TO ANY INTERNET DATA CENTER SERVICES
the Rules and Regulations, shall not be deemed to be a failure of  THAT EXPRESSLY EXCLUDE THIS WARRANTY (AS DESCRIBED IN THE
Exodus to provide Internet Data Center Services. For purposes of   SPECIFICATION SHEETS FOR SUCH PRODUCT. THIS SECTION 5.2(a) STATES
the foregoing, "unable to transmit and receive" shall mean         CUSTOMER'S SOLE AND EXCLUSIVE REMEDY FOR ANY FAILURE BY EXODUS TO
sustained packet loss in excess of 50% based on Exodus'            PROVIDE INTERNET DATA CENTER SERVICES.
measurements.
                                                                       (b)  No Other Warranty.  EXCEPT FOR THE EXPRESS WARRANTY SET
       (ii) Packet Loss and Latency. Exodus does not proactively   OUT IN SUBSECTION (a) ABOVE, THE INTERNET DATA CENTER,
monitor the packet loss or transmission latency of specific        SERVICE ARE PROVIDED ON AN "AS IS" BASIS, AND CUSTOMER'S USE

EXODUS COMMUNICATIONS, INC., CONFIDENTIAL AND PROPRIETARY (rev 6/98)                                                       Page 2
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OF THE INTERNET DATA CENTER SERVICES IS AT ITS OWN RISK. EXODUS    any and all costs, liabilities, losses, and expenses (including,
DOES NOT MAKE AND HEREBY DISCLAIMS, ANY AND ALL OTHER EXPRESS      but not limited to, reasonable attorneys' fees) (collectively,
AND/OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO,          "Losses") resulting from any claim, suit, action, or proceeding
WARRANTIES OR MERCHANTABILITY. WITNESS FOR A PARTICULAR PURPOSE.   (each, on "Action") brought against Customer alleging (i) the
NONINFRINGEMENT AND TITLE, AND ANY WARRANTIES ARISING FROM A       infringement of any third party registered U.S. copyright or
COURSE OF DEALING, USAGE, OR TRADE PRACTICE. EXODUS DOES NOT       issued U.S. patent resulting from the provision of Internet Data
WARRANT THAT THE INTERNET DATA CENTER SERVICES WILL BE             Center Services pursuant to this Agreement (out excluding any
UNINTERRUPTED, ERROR-FREE, OR COMPLETELY SECURE.                   infringement contributorily caused by Customer's Business or
                                                                   Customer Equipment) and (ii) personal injury in Customer's
    (c) Disclaimer of Actions Caused by and/or Under the Control   Representatives from Exodus's gross negligence or willful
of Third Parties. EXODUS DOES NOT AND CANNOT CONTROL THE FLOW OF   misconduct.
DATA TO OR FROM EXODUS' INTERNET DATA CENTERS AND OTHER PORTIONS
OF THE INTERNET. SUCH FLOW DEPENDS IN LARGE PART ON THE                7.2 Customer's Indemnification of Exodus. Customer will
PERFORMANCE OF INTERNET SERVICES PROVIDED OR CONTROLLED BY THIRD   indemnify, defend and hold Exodus, its affiliates and customers
PARTIES. AS TIMES, ACTIONS, OR INACTIONS CAUSED BY THESE THIRD     harmless from and against any and all Losses resulting from or
PARTIES CAN PRODUCE SITUATIONS IN WHICH EXODUS' CUSTOMERS'         arising out of any Action brought by or against Exodus, its
CONNECTIONS TO THE INTERNET (OR PORTIONS THEREOF) MAY BE IMPAIRED  affiliates or customers alleging: (a) with respect to the
OR DISRUPTED. ALTHOUGH EXODUS WILL USE COMMERCIALLY REASONABLE     Customer's Business: (i) infringement or misappropriation of any
EFFORTS TO TAKE ACTIONS IT DEEMS APPROPRIATE TO REMEDY AND AVOID   intellectual property rights; (ii) defamation, libel, slander,
SUCH EVENTS. EXODUS CANNOT GUARANTEE THAT THEY WILL NOT OCCUR.     obscenity, pornography, or violation of the rights of privacy or
ACCORDINGLY, EXODUS DISCLAIMS ANY AND ALL LIABILITY RESULTING      publicity; or (iii) spanning, or any other offensive. harassing
FROM OR RELATED TO SUCH EVENTS.                                    or illegal conduct or violation of the Rules and Regulations: (b)
                                                                   any damage or destruction to the customer area, the Internet Data
6.  LIMITATIONS OF LIABILITY.                                      Centers or the equipment of Exodus or any other customer by
                                                                   Customer or Representative(s) or Customer's designees; or (c) any
    6.1 Personal Injury. EACH REPRESENTATIVE AND ANY OTHER         other damage arising from the Customer Equipment or Customer's
PERSONS VISITING THE INTERNET DATA CENTERS DOES SO AT ITS OWN      Business.
RISK AND EXODUS ASSUMES NO LIABILITY WHATSOEVER FOR ANY HARM TO
SUCH PERSONS RESULTING FROM ANY CAUSE OTHER THAN EXODUS'               7.3 Notice. Each party will provide the other party prompt
NEGLIGENCE OR WILLFUL MISCONDUCT RESULTING IN PERSONAL INJURY TO   written notice upon of the existence of any event of which it
SUCH PERSONS DURING SUCH A VISIT.                                  becomes aware, and an opportunity to participate in the defense thereof.
    6.2 Damages in Customer Equipment or Business. EXODUS ASSUMES
NO LIABILITY FOR ANY DAMAGE TO, OR LOSS RELATING TO, CUSTOMER'S    8.  TERM AND TERMINATION.
BUSINESS RESULTING FROM ANY CAUSE WHATSOEVER. CERTAIN CUSTOMER
EQUIPMENT, INCLUDING BUT NOT LIMITED TO CUSTOMER EQUIPMENT             8.1 Term. This Agreement will be effective for a period of
LOCATED ON CYBER RACKS, MAY BE DIRECTLY ACCESSIBLE BY OTHER        the one(1) year from the Installation Date, unless earlier
CUSTOMERS. EXODUS ASSUMES NO LIABILITY FOR ANY DAMAGE TO, OR LOSS  terminated according to the provisions of this Section 8. The
OF, ANY CUSTOMER EQUIPMENT RESULTING FROM ANY CAUSE OTHER THAN     Agreement will automatically renew for additional terms of one
EXODUS' GROSS NEGLIGENCE OR WILFUL MISCONDUCT. TO THE EXTENT       (1) year each.
EXODUS IS LIABLE FOR ANY DAMAGE TO, OR LOSS OF, THE CUSTOMER
EQUIPMENT FOR ANY REASON, SUCH LIABILITY WILL BE LIMITED SOLELY
TO THE THEN-CURRENT VALUE OF THE CUSTOMER EQUIPMENT.                   8.2  Termination.

    6.3 Exclusion. EXCEPT AS SPECIFIED IN SECTIONS 6.1 AND 6.2,        (a)  For Convenience.
IN NO EVENT WILL EXODUS BE LIABLE TO CUSTOMER, ANY
REPRESENTATIVE, OR ANY THIRD PARTY FOR ANY CLAIMS ARISING OUT OF          (i) By Customer During First Thirty Days. Customer may
OR RELATED TO THIS AGREEMENT, CUSTOMER EQUIPMENT, CUSTOMER'S       terminate this Agreement fro convenience by providing written
BUSINESS OR OTHERWISE, AND ANY LOST REVENUE, LOST PROFITS,         notice to Exodus at any time during thirty (30) day period
REPLACEMENTS GOODS, LOSS OF TECHNOLOGY, RIGHT OF SERVICES,         beginning on the Installation Date.
INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, LOSS OF
DATA, OR INTERRUPTION OR LOSS OF USE OF SERVICE OR OF ANY                 (ii) By Either Party. Either party may terminate this
CUSTOMER EQUIPMENT OR CUSTOMER'S BUSINESS, EVEN IF ADVISED OF THE  Agreement for convenience at any time effective after the first
POSSIBILITY OF SUCH DAMAGES, WHETHER UNDER THEORY OF CONTRACT,     (1st) anniversary of the Installation Date by providing ninety
TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE.        (90) days' prior written notice to the other party at any time thereafter.
    6.4 Maximum Liability. NOTWITHSTANDING ANYTHING TO THE
CONTRARY IN THIS AGREEMENT, EXODUS'S MAXIMUM AGGREGATE LIABILITY
TO CUSTOMER RELATED TO OR IN CONNECTION WITH THIS AGREEMENT WILL       (b) For Cause. Either party may terminate this Agreement if:
BE LIMITED TO THE TOTAL AMOUNT PAID BY CUSTOMER TO EXODUS          (i) the other party breaches any material term or condition of
HEREUNDER FOR THE PRIOR TWELVE (12) MONTH PERIOD.                  this Agreement and fails to cure such breach within thirty (30)
                                                                   days after receipt of written notice of the same, expect in the
    6.5 Customer's Insurance. Customer agrees that it will not     case of failure to pay fees, which must be cured within five (5)
pursue any claims against Exodus for any liability Exodus may      days after receipt of written notice from Exodus; (ii) the other
have under or relating to this Agreement until Customer first      party becomes the subject of a voluntary petition in bankruptcy
makes claims against Customer's insurance provider(s) and such     or any voluntary proceeding relating to insolvency, receivership,
insurance provider(s) finally resolve(s) such claims.              liquidation, or composition for the benefit of creditors; or
                                                                   (iii) the other party becomes the subject of any involuntary
    6.6 Basis of the Bargain; Failure of Essential Purpose.        petition in bankruptcy or any involuntary proceeding relating to
Customer acknowledges that Exodus has set its prices and entered   insolvency, receivership, liquidation, or composition for the into this Agreement in reliance upon the limitations of liability  benefit of creditors, if such petition or proceeding is not
and the disclaimers of warranties and damages set forth herein,    dismissed within sixty (60) days of filing.
and that the same form an essential basis of the bargain between
the parties. The parties agree that the limitations and                8.3 No Liability for Termination. Neither party will be
exclusions of liability and disclaimers specified in this          liable to the other party for any termination or expiration of
Agreement will survive and apply even if found to have failed of   this Agreement in accordance with its terms.
their essential purpose.
                                                                       8.4 Effective of Termination. Upon the effective date of
7.  INDEMNIFICATION.                                               expiration of termination of this Agreement: (a) Exodus will immediately cease providing the Internet Data Center Services;
    7.1 Exodus' Indemnification of Customer. Exodus will           (b) any and all payment obligations of Customer under this indemnify, defend and hold Customer harmless from and against any  Agreement will become due immediately; (c) within thirty (30)

EXODUS COMMUNICATIONS, INC., CONFIDENTIAL AND PROPRIETARY (rev 6/98)                                                    Page 3
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days after such expiration or termination, each party will return  its terms, Customer agrees that it will not, and will ensure that all Confidential Information of the other party in its possession  its affiliates do not directly or indirectly, solicit for
at the time or expiration or termination and will not make or      employment any persons Exodus during such period.
retain any copies of such Confidential Information except as
required to comply with any applicable legal or accounting record      9.6 Governing Law; Dispute Resolution, Severability Waiver.
keeping requirement; and (d) Customer will remove from the         This Agreement is made under and will be governed by and
Internet Data Centers all Customer Equipment and any of its other  construed in accordance with the laws of the State of California
property within such five-day period. Exodus will have the         (except that body of law controlling conflicts of law) and
opinion to (i) move any and all such property to accrue charges    specifically excluding from application to this Agreement that
and charge Customer for the cost of such removal and storage,      law known as the United Nations Convention on the International
and/or (ii) liquidate the property in any reasonable manner.       Sale of Goods. Any dispute relating to the terms, interpretations or performance of this Agreement (other than claims for
    8.5 Customer Equipment as Security. In the event that          preliminary injunctive relief or other pre-judgment remedies)
Customer fails to pay Exodus all amounts owed Exodus under this    will be resolved at the request in either party through binding
Agreement when due, Customer Agrees that upon notice, Exodus will  arbitration. Arbitration will be conducted in Santa Clara County,
take possession of any Customer Equipment and store it, at         California, under the rules and procedures of the Judicial
Customer's expense, until taken in full or partial satisfaction    Arbitration and Mediation Society ("JAMS"). The parties will
of any lien or judgment, all without being liable to prosecution   request that JAMS appoint a single arbitrator possessing
or for damages.                                                    knowledge of online services agreements; however the arbitration will proceed even if such a person is unavailable. In the event
    8.6 Survival. The following provisions will survive any        any provisions of this Agreement is held by a tribunal of
expiration or termination of the Agreement: Section 2, 3, 4, 5,    competent jurisdiction to be contrary to the law, the remaining
6, 7, 8 and 9.                                                     provisions of this Agreement will remain in full force and effect. The waiver of any breach or default of this Agreement
9.  MISCELLANEOUS PROVISIONS.                                      will not constitute a waiver of any subsequent breach or default, and will not act to amend or negate the rights of the waiving
    9.1 Force Majeure. Expect for the obligation to pay money,     parties.
neither party will be liable for any failure or delay in its
performance under this Agreement due to any cause beyond its           9.7 Assignment; Notices. Customer may not assign its rights
reasonable control, including act of war, acts of God,             or delegate its duties under this Agreement either in whole or in
earthquake, flood, embargo, riot, sabotage, labor shortage or      part without the prior written consent of Exodus, except that
dispute, governmental act or failure to the internet, provided     Customer may assign this Agreement in whole as part of a
that the delayed party: (a) given the other party prompt notice    corporation reorganization, consolidation, merger, or sale of
of such cause, and (b) uses its reasonable commercial efforts to   substantially all of its assets. Any attempted assignment or
correct promptly such failure or delay in performance.             delegation without such consent will be void. Exodus may assign this Agreement in whole or part. This Agreement will bind and
    9.2 No Lease. This Agreement is a services agreement and is    inure to the benefit of each party's successors and permitted
not intended to and will not constitute a lease of any real or     assigns. Any notice or communication required or permitted to be
personal property. Customer acknowledges and agrees that (i) it    given hereunder may be delivered by hand, deposited with an
has been granted only a license to occupy the Customer Space and   overnight courier, sent by confirmed facsimile, or mailed by
use the Internet Data Centers and any equipment provided by        registered or certified mail, return receipt requested, postage
Exodus in accordance with this Agreement; (ii) Customer has not    prepaid, in such case to the address of the receiving party
been granted any real property interest in the Customer Space or   indicated on the signature page hereof, or at such other address
Internet Data Centers, and (iii) Customer has no right as a        as may hereafter be furnished in writing by either party hereto
tenant or otherwise under any real property or landlord/tenant     to the other. Such notice will be deemed to have been given as of
laws, regulations, or ordinances. For good cause including the     the date its is delivered, mailed or sent, whichever is earlier.
exercise of any rights under Section 8.3 above, Exodus may
suspend the right of any Representative or other person using the      9.8 Relationship of Parties. Exodus and Customer are
Internet Data Centers.                                             independent contractors and this Agreement will not establish any relationship of partnership, joint venture, employment, franchise
    9.3 Marketing. Customer agrees that Exodus may refer to        or agency between Exodus and Customer. Neither Exodus nor
Customer by trade name and trademark, and may briefly describe     Customer will have the power to bind the other or incur
Customer's Business , in Exodus' marketing materials and web       obligations on the other's behalf without the other's prior site. Customer hereby grants Exodus a license to use any Customer  written consent, except as otherwise expressly provided herein.
trade name and trademarks solely in connection with the rights
granted to Exodus pursuant to this Section 9.3.                        9.9 Entire Agreement; Counterparts. This Agreement,
                                                                   including all documents incorporated herein by reference,
    9.4 Government Regulations. Customer will not export,          constitutes the complete and exclusive agreement between the
re-export, transfer, or make available, whether directly or        parties with respect to the subject matter hereof, and supersedes
indirectly, any regulated item or information to anyone outside    and replaces any and all prior contemporaneous discussions,
the U.S. in connection with this Agreement without first           negotiations, understandings and agreements, written and oral,
complying with all export control laws and regulations which may   regarding such subject matter. This Agreement may be executed in be imposed by the U.S. Government and any country or organization  two counterparts, each of which will be deemed an original, but
of nations within whose jurisdiction Customer operates or does     all of which together shall constitute one and the same
business.                                                          instrument.

    9.5 Non-Solicitation. During the period beginning on the Installation Date and ending on the first anniversary of the termination or expiration of this Agreement in accordance with

Customer's and Exodus' authorized representatives have read the foregoing and all documents incorporated therein and agree and accept such terms effective as of the date first above written.

NETWORD, INC.                                                                   EXODUS COMMUNICATIONS, INC.



Signature:                                                    Signature:
           ------------------------------------                         -------------------------------------

Print Name:                                                   Print Name:
           ------------------------------------                           -----------------------------------

Title:                                                        Title:
       ----------------------------------------                      ----------------------------------------


EXODUS COMMUNICATIONS, INC., CONFIDENTIAL AND PROPRIETARY (rev 6/98)                                                       Page 4

                           EXODUS COMMUNICATIONS, INC.
                          INTERNET DATA CENTER SERVICES
                                   ORDER FORM

                  COMPLETE THE FOLLOWING PAGE BEFORE SUBMITTING

          Customer Name: Netword, Inc.
              Form Date: March 25, 1999
               Form No.: 032599-MS
   Installation Site(s): Herndon-2
        Type of Service:      New          [X]     Upgrade       [ ]
                              Additional   [ ]     Cancellation  [ ]
Original Service Agreement Date: _____________



                                     Netword

------------------------------------------------------------------------------------------------------------------------------------
 Internet Data                  Brief Description                Qty              Unit           Extended          Extended
Center Services          (Detailed description attached)                         Price         Non-Recurring        Monthly
                                                                                                   Fees              Fees
------------------------------------------------------------------------------------------------------------------------------------

EXO-RACK-100             Full Cyber Rack 19"                     1              $  940                               $  950
------------------------------------------------------------------------------------------------------------------------------------

EXO-RACK-100SU           Full Cyber Rack Setup                   1              $1,100             $1,100
------------------------------------------------------------------------------------------------------------------------------------

EXO-ETHER-D10            Flat Rate 10 Mbps Ethernet              1              $5,500                               $5,500
------------------------------------------------------------------------------------------------------------------------------------

EXO-ETHER-SU             Setup-Ethernet Network                  1              $1,100             $1,100
------------------------------------------------------------------------------------------------------------------------------------

EXO-SRBW2                Daily Bandwidth Report                                  N/C                 N/C              N/C
------------------------------------------------------------------------------------------------------------------------------------

                         Total                                                                     $2,200           $6,400
------------------------------------------------------------------------------------------------------------------------------------

                         Discount                                                                    25%              25%
------------------------------------------------------------------------------------------------------------------------------------

                         Total:                                                                    $1,650           $4,830
------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
 Internet Data                  Brief Description                Qty            Per
Center Services          (Detailed description attached)                      Megabit
----------------------------------------------------------------------------------------
EXO-ETHER-UV             Variable Usage Cost per Megabit
                         Above Base Amount of 10
                         Mbps ($/megabit) For Ethernet            1            $1,430
                         Discount                                                15%
                         ---------------------------------------------------------------
                         Total                                                 $1,215.50
----------------------------------------------------------------------------------------

XXX Fast Ethernet connection is also available.
This quote expires: April 26, 1999.


                                                     CUSTOMER'S INITIALS /S/S.B.








EXODUS COMMUNICATIONS, INC., CONFIDENTIAL AND PROPRIETARY (rev 6/98)      Page 5

                           EXODUS COMMUNICATIONS, INC.
                          INTERNET DATA CENTER SERVICES
                                   ORDER FORM


          Customer Name: Netword, Inc.
              Form Date: March 25, 1999
               Form No.: 032599-MS

IMPORTANT INFORMATION:

(1) By submitting this Internet Data Center Services Order Form (Form) to Exodus Communications Inc. (Exodus), Customer hereby places an order for the Internet Data Center Services described herein pursuant to the terms and conditions of the Internet Data Center Services Agreement between Customer and Exodus (IDC Agreement).
(2) Billing, with the exception of Setup Fees, will commence on the earlier of the Installation Date indicated below or the date Customer actually installs its equipment or Exodus begins providing Internet Data Center Services. All Setup Fees will be billed upon receipt of a Customer signed IDC Services Order Form.
(3) Exodus will provide the Internet Data Center Services pursuant to the terms and conditions of the IDC Agreement, which incorporates this Form. The terms of this Form supersede, and by accepting this Form Exodus hereby rejects, any conflicting or additional terms provided by Customer in connection with Exodus' provision of Internet Data Center Services. If there is a conflict between this Form and any other form provided by Customer and accepted by Exodus, the Form with the latest date will control.
(4) Exodus will not be bound by or required to provide Internet Data Center Services pursuant to this Form or the IDC Agreement until each is signed by an authorized representative of Exodus.

Customer to complete:

CUSTOMER HAS READ, UNDERSTANDS AND HEREBY SUBMITS THIS ORDER.

Installation Date: May 1, 1999 or as soon as possible thereafter.
                   ----------------------------------------------

Submitted by: /s/ Shepard C. Bostin    Submission Date:           4/21/99
              ----------------------                   ---------------------------------
              (Authorized Signature)                   (Effective Date of IDC Agreement)

Print Name:    Shep Bostin
             -----------------------------

Title:        Chief Operating Officer
             -----------------------------

Exodus Communications, Inc. Acceptance
--------------------------------------


/s/ Sue Irvine                                        Date: 5/9/99
   ------------------                                      -----------
(Authorized Signature)

                                             CUSTOMER'S INITIALS
                                                                ---------------

EXODUS COMMUNICATIONS, INC., CONFIDENTIAL AND PROPRIETARY (rev 6/98)                                                       Page 6
